Exhibit 11 under Form N-1A
                    Exhibit 23 under Item 601/Reg. S-K






INDEPENDENT AUDITORS' CONSENT



We consent to the use in Post-Effective Amendment No. 74 to Registration Statement (No. 2-49591) of Money Market Management, Inc. of our report dated February 9, 1996, appearing in the Prospectus of Money Market Management, Inc. which is a part of such Registration Statement, and to the references to us under the heading, "Financial Highlights" in such Prospectus.




/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania